Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Airgas, Inc.

(Exact name of obligor as specified in its charter)

Delaware	56-0732648
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas-East, Inc.

(Exact name of obligor as specified in its charter)

Delaware	06-1463355
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas-Great Lakes, Inc.

(Exact name of obligor as specified in its charter)

Delaware	38-2518089
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas-Mid America, Inc.

(Exact name of obligor as specified in its charter)

Delaware	61-1237230
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas-North Central, Inc.

(Exact name of obligor as specified in its charter)

Delaware	39-1845894
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas-South, Inc.

(Exact name of obligor as specified in its charter)

Delaware	52-1390683
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas-Gulf States, Inc.

(Exact name of obligor as specified in its charter)

Delaware	52-1633106
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas-Intermountain, Inc.

(Exact name of obligor as specified in its charter)

Colorado	84-0590677
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas-Mid South, Inc.

(Exact name of obligor as specified in its charter)

Delaware	71-0775603
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas-Nor Pac, Inc.

(Exact name of obligor as specified in its charter)

Delaware	91-1428840
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas-Northern California & Nevada, Inc.

(Exact name of obligor as specified in its charter)

Delaware	23-2491493
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas-Southwest, Inc.

(Exact name of obligor as specified in its charter)

Delaware	74-2768918
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas-West, Inc.

(Exact name of obligor as specified in its charter)

California	95-1525207
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas-Safety, Inc.

(Exact name of obligor as specified in its charter)

Delaware	23-2840701
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Rutland Tool & Supply Co., Inc.

(Exact name of obligor as specified in its charter)

California	95-2556882
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas Carbonic, Inc.

(Exact name of obligor as specified in its charter)

Delaware	58-2298979
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas Specialty Gases, Inc.

(Exact name of obligor as specified in its charter)

Texas	76-0182866
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Nitros Oxide Corp.

(Exact name of obligor as specified in its charter)

Delaware	23-2359281
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Red-D-Arc Inc.

(Exact name of obligor as specified in its charter)

Nevada	88-0259460
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ATNL, Inc.

(Exact name of obligor as specified in its charter)

Delaware	51-0371219
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Airgas Data, LLC

(Exact name of obligor as specified in its charter)

Delaware	38-3398137
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

259 North Radnor-Chester Road, Suite 100 Radnor, Pennsylvania	19087-5283
(Address of principal executive offices)	(Zip code)

6-1/4% Senior Subordinated Notes due 2014

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 26th day of March, 2004.

THE BANK OF NEW YORK

By:	/S/ MARY LAGUMINA

	Name:	MARY LAGUMINA
	Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,752,987
Interest-bearing balances	7,153,561
Securities:
Held-to-maturity securities	260,388
Available-for-sale securities	21,587,862
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	165,000
Securities purchased under agreements to resell	2,804,315
Loans and lease financing receivables:
Loans and leases held for sale	557,358
Loans and leases, net of unearned income	36,255,119
LESS: Allowance for loan and lease losses	664,233
Loans and leases, net of unearned income and allowance	35,590,886
Trading Assets	4,892,480
Premises and fixed assets (including capitalized leases)	926,789
Other real estate owned	409
Investments in unconsolidated subsidiaries and associated companies	277,788
Customers’ liability to this bank on acceptances outstanding	144,025
Intangible assets
Goodwill	2,635,322
Other intangible assets	781,009
Other assets	7,727,722

Total assets	$89,257,901

LIABILITIES
Deposits:
In domestic offices	$33,763,250
Noninterest-bearing	14,511,050
Interest-bearing	19,252,200
In foreign offices, Edge and Agreement subsidiaries, and IBFs	22,980,400
Noninterest-bearing	341,376
Interest-bearing	22,639,024
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	545,681
Securities sold under agreements to repurchase	695,658
Trading liabilities	2,338,897
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	11,078,363
Bank’s liability on acceptances executed and outstanding	145,615
Subordinated notes and debentures	2,408,665
Other liabilities	6,441,088

Total liabilities	$80,397,617

Minority interest in consolidated subsidiaries	640,126
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,077,255
Retained earnings	4,955,319
Accumulated other comprehensive income	52,300
Other equity capital components	0
Total equity capital	8,220,158

Total liabilities minority interest and equity capital	$89,257,901

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,

Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors